Exhibit 3.3

Final Form

ISOS ACQUISITION CORPORATION

Certificate of Designations

Series A Convertible Preferred Stock

December 15, 2021

	Table of Contents	Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	11
Section 3.	The Convertible Preferred Stock	12
(a)	Designation; Par Value	12
(b)	Number of Authorized Shares	12
(c)	Form, Dating and Denominations	12
(d)	Method of Payment; Delay When Payment Date is Not a Business Day	13
(e)	Transfer Agent; Register	13
(f)	Legends	13
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	14
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased	15
(i)	Status of Retired Shares	16
(j)	Replacement Certificates	16
(k)	Registered Holders	17
(l)	Cancellation	17
(m)	Shares Held by the Company or its Subsidiaries	17
(n)	Outstanding Shares	17
(o)	Repurchases by the Company and its Subsidiaries	17
(p)	Notations and Exchanges	18
(q)	CUSIP and ISIN Numbers	18
Section 4.	Ranking	18
Section 5.	Dividends	18
(a)	Generally	18
(b)	Participating Dividends	19
(c)	Treatment of Dividends Upon Repurchase or Conversion	20
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	20
(a)	Generally	20
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	21
Section 7.	Repurchase of the Convertible Preferred Stock Upon a Fundamental Change	21
(a)	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock Upon a Fundamental Change.	21
(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price.	21
(c)	Fundamental Change Repurchase Date	22
(d)	Fundamental Change Repurchase Price	22
(e)	Fundamental Change Notice	22
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	23
(g)	Payment of the Fundamental Change Repurchase Price	23
(h)	Repurchase by Third Parties	24
(i)	No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	24
(j)	Compliance with Applicable Securities Laws	24

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Section 8.	Covenants	24
(a)	Certain Information	24
(b)	Limitation on certain incurrences of indebtedness	25
Section 9.	Voting Rights	25
(a)	Voting and Consent Rights with Respect to Specified Matters	25
(b)	Right to Vote with Holders of Common Stock on an As-Converted Basis	27
(c)	Procedures for Voting and Consents	27
Section 10.	Conversion	28
(a)	Generally	28
(b)	Conversion at the Option of the Holders	28
(c)	Mandatory Conversion at the Company’s Election	29
(d)	Conversion Procedures	30
(e)	Settlement upon Conversion	31
(f)	Conversion Rate Adjustments	32
(g)	Voluntary Conversion Rate Increases	36
(h)	[Reserved]	36
(i)	Effect of Common Stock Change Event	36
(j)	Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.	38
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	39
(a)	Equitable Adjustments to Prices	39
(b)	Reservation of Shares of Common Stock	40
(c)	Status of Shares of Common Stock	40
(d)	Taxes Upon Issuance of Common Stock	40
Section 12.	Calculations	40
(a)	Responsibility; Schedule of Calculations	40
(b)	Calculations Aggregated for Each Holder	40
Section 13.	Tax Treatment	40
Section 14.	Notices	41
Section 15.	No Other Rights	41

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Fundamental Change Repurchase Notice	B-1
Exhibit C: Optional Conversion Notice	C-1
Exhibit D: Form of Restricted Stock Legend	D-1

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Certificate of Designations

Series A Convertible Preferred Stock

On December 15, 2021, the Board of Directors of Isos Acquisition Corporation, a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, two hundred thousand (200,000) authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $0.0001 per share and an initial number of authorized shares equal to two hundred thousand (200,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1. Definitions.

“Additional Shares” has the meaning set forth in Section 10(j)(i).

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Bylaws of the Company, as the same may be further amended, supplemented or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock, $0.0001 par value per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a) either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock pursuant to this clause (a)(ii); provided further that if a Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (a)(ii) and clause (b) will automatically be deemed to be satisfied with respect to such Holder; and

(b) each share of Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Common Stock Participating Dividends” has the meaning set forth in Section 5(b)(i).

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 76.9231 shares of Common Stock per $1,000 Liquidation Preference of Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 10; provided, further, that whenever this Certificate of Designations refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Credit Facilities” means (i) that certain First Lien Credit Agreement, dated as of September 25, 2020 among Kingpin Intermediate Holdings LLC, the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (as amended, restated, amended and restated, extended, supplemented, replaced or otherwise modified from time to time, the “2020 Credit Agreement”) and (ii) the First Lien Credit Agreement, dated as of July 3, 2017, among Kingpin Intermediate Holdings LLC, the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (as amended, restated, amended and restated, extended, supplemented, replaced or otherwise modified from time to time, the “2017 Credit Agreement”).

“Depositary” means The Depository Trust Company or its successor.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(2).

“Fundamental Change” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries, or a Permitted Holder, files any report with the U.S. Securities and Exchange Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than solely to the Company or one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b)(ii);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)(ii)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 7(e).

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any shares of Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit B) containing the information, or otherwise complying with the requirements, set forth in Section 7(f)(i) and  Section 7(f)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 7(d).

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Incurrence Breach” means the Company’s breach of Section 8(b) and such breach is not cured within 60 days of the Company’s receipt of written notice of such failure.

“Indebtedness” has the meaning set forth in the 2020 Credit Agreement.

“Initial Issue Date” means December 15, 2021.

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(ii)(1).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof, but without regard to the proviso in clause (b)(ii) of such definition) or (B) the sending of a Mandatory Conversion Notice pursuant to Section 10(c); provided that the sending of a Mandatory Conversion Notice will constitute a Make-Whole Fundamental Change only with respect to the shares of Convertible Preferred Stock subject to Mandatory Conversion pursuant to such Mandatory Conversion Notice and not with respect to any other shares of Convertible Preferred Stock.

“Make-Whole Fundamental Change Conversion Period” means, in respect of any Make-Whole Fundamental Change, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means (A) in respect of any Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective, and (B) in respect of any Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Mandatory Conversion Notice Date.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit C.

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Permitted Holders” means each of (a) A-B Parent LLC and its Permitted Transferees, (b) Cobalt Recreation LLC and its Permitted Transferees and (c) any group (within the meaning of Section 13(d)(3) of the Exchange Act (or any successor provision)) the members of which include any of the Permitted Holders specified in clause (a) or (b) above (a “Permitted Holder Group”); provided that, in the case of any Permitted Holder Group, no Person or other group (other than the Permitted Holders specified in clause (a) or (b) above) owns, directly or indirectly, Capital Stock having more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity held by such Permitted Holder Group.

“Permitted Indebtedness” means Indebtedness incurred by the Company or its subsidiaries that is permitted or not prohibited under the Credit Facilities.

“Permitted Transferee” has the meaning assigned to such term in the certain Stockholders’ Agreement dated as of the date hereof (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, Cobalt Recreation LLC, A-B Parent LLC, Thomas F. Shannon and Atairos Group, Inc.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each June 30th and December 31st of each year, beginning on December 31, 2021 (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means five and one-half percent (5.5%) per annum; provided, that for any period of time during which an Incurrence Breach has occurred and is continuing, the Regular Dividend Rate shall be increased by 200 basis points (provided, that under no circumstances shall the Regular Divided Rate be increased by more than 200 basis points).

“Regular Dividend Record Date” has the following meaning: (a) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; and (b) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any share of Convertible Preferred Stock by the Company pursuant to Section 7.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in a Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(2).

“Termination Date” means each “Termination Date” under, and as defined in, each Credit Facility, in each case as in effect as of the date hereof.

“Total Leverage Ratio” means, on any date of calculation, the “Total Net Leverage Ratio” as defined in the 2020 Credit Agreement, as applied to the Company and its Subsidiaries as of the applicable calculation date mutatis mutandis, which shall be calculated giving effect to pro forma and other financial definition and calculation principles set forth in the 2020 Credit Agreement; provided, that, for any applicable calculation date prior to January 1, 2022 for which any period includes the fiscal quarters ended (i) March 29, 2020 or March 28, 2021, (ii) June 28, 2020 or June 27, 2021, (iii) September 27, 2020 or September 26, 2021 or (iv) December 27, 2020 or December 26, 2021, Consolidated Adjusted EBITDA (as defined in the 2020 Credit Agreement) for such fiscal quarter shall be deemed to be no less than (i) $75,475,000, (ii) $32,356,000, (iii) $31,830,000 and (iv) $58,184,000, respectively, in each case before giving effect to pro forma and other financial definition and calculation principles set forth in the 2020 Credit Agreement.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Company or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. Rules of Construction. For purposes of this Certificate of Designations:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3. The Convertible Preferred Stock.

(a) Designation; Par Value. A series of stock of the Company titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.0001 per share.

(b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is Two Hundred Thousand (200,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii) Certificates.

(1) Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(2) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)   Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e) Transfer Agent; Register. The Company or any of its Subsidiaries may act as the Transfer Agent. The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)   Legends.

(i) Restricted Stock Legend.

(1) Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii) Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)   Legends on Conversion Shares.

(1) Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2) Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(g), Convertible Preferred Stock represented by any Certificate, may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2) No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(p) not involving any transfer.

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4) Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii) Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1) that has been surrendered for conversion; or

(2) that has been delivered for repurchase pursuant to a Fundamental Change Repurchase Notice.

(h) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or Repurchased.

(i) Partial Conversions or Repurchases of Certificates. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to Section 7, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii) Cancellation of Convertible Preferred Stock that Is Converted or Repurchased. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or pursuant to Section 7, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k) Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l) Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)   Shares Held by the Company or its Subsidiaries. Without limiting the generality of Sections 3(o) and 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or repurchase in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(n).

(ii) Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(c)).

(o) Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(l) and the next sentence, the Company may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(p) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement or waiver.

(q) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

Section 4. Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5. Dividends.

(a) Generally.

(i) Regular Dividends.

(1) Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, semi-annually in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2) Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii) Method of Payment; Payments in Kind.

(1) Generally. Subject to the next sentence, each declared Regular Dividend on the Convertible Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations, if as of the Close of Business on any Regular Dividend Payment Date, the Company has not paid all or any portion of the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, then, the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.

(2) Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b) Participating Dividends.

(i) Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(e)(iii)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii) Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 10(f)(iii)) pursuant to Section 10(f)(i)(1), as to which Section 10(i) or Section 10(f)(i)(1), respectively, will apply.

(c) Treatment of Dividends Upon Repurchase or Conversion. If the Fundamental Change Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Section 5(c) or Section 7(d), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Fundamental Change Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Fundamental Change Repurchase Price or Conversion Consideration, as applicable.

Section 6. Rights Upon Liquidation, Dissolution or Winding Up.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the sum of:

(1) the Liquidation Preference per share of Convertible Preferred Stock; and

(2) all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(e)(iii)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7. Repurchase of the Convertible Preferred Stock Upon a Fundamental Change.

(a) Right of Holders to Require the Company to Repurchase Convertible Preferred Stock Upon a Fundamental Change. Subject to the other terms of this Section 7, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s shares (or any portion thereof) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company will have on the date of payment sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 7(e); provided that, in respect of any Fundamental Change for which the effective date occurs prior to October 4, 2024, the related Fundamental Change Repurchase Date shall not occur prior to the Business Day immediately succeeding the latest Termination Date.

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to (I) the Liquidation Preference of such share at the Close of Business on the Fundamental Change Repurchase Date plus (II) accumulated and unpaid Regular Dividends on such share to, but excluding, such Fundamental Change Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the Fundamental Change Repurchase Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(1) will be included in the Fundamental Change Repurchase Price).

(e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii)   the effective date of such Fundamental Change;

(iii)   the procedures that a Holder must follow to require the Company to repurchase its shares of Convertible Preferred Stock pursuant to this Section 7, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Regular Dividend Payment Date, the amount, manner and timing of the Regular Dividend payable pursuant to the proviso to Section 7(d));

(vi) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 10(j));

(vii)   that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(viii)   that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Shares to Be Repurchased. To exercise its Fundamental Change Repurchase Right for shares of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Company:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such shares; and

(2) such shares, duly endorsed for transfer.

(ii)   Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to shares of Convertible Preferred Stock must state the number of such shares to be repurchased and that such Holder is exercising its Fundamental Change Repurchase Right with respect to such number of shares.

(iii)   Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any shares of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state the number of such shares to be withdrawn and the number of shares, if any, that remains subject to such Fundamental Change Repurchase Notice.

(g) Payment of the Fundamental Change Repurchase Price. The Company will cause the Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of the applicable Fundamental Change Repurchase Date and the date such share is tendered to the Transfer Agent or the Company.

(h) Repurchase by Third Parties. Notwithstanding anything to the contrary in this Section 7, the Company will be deemed to satisfy its obligations under this Section 7 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase shares of Convertible Preferred Stock otherwise required by this Section 7 in a manner and time that would have satisfied the requirements of this Section 7 if conducted directly by the Company.

(i) No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 7, the Company will not be required to send a Fundamental Change Notice pursuant to Section 7(e), or offer to repurchase or repurchase any shares pursuant to this Section 7, in connection with a Fundamental Change occurring pursuant to clause (b)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (b)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the shares of Convertible Preferred Stock become convertible into consideration that consists solely of U.S. dollars in an amount per share that equals or exceeds the Fundamental Change Repurchase Price per share (calculated assuming that the same includes the maximum amount of accumulated and unpaid Regular Dividends payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Company timely sends the notices required by Section 10(i)(iv) and, if applicable, Section 10(j)(iii).

(j) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 7 conflict with any law or regulation that is applicable to the Company and enacted after the Initial Issue Date, the Company’s compliance with such law or regulation will not be considered to be a breach of such obligations.

Section 8. Covenants.

(a) Certain Information. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Convertible Preferred Stock or any Conversion Shares shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Transfer Agent and, upon written request, any Holder, beneficial owner or prospective purchaser of such Convertible Preferred Stock or any Conversion Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Convertible Preferred Stock or Conversion Shares pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Convertible Preferred Stock or such Conversion Shares may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Convertible Preferred Stock or Conversion Shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b) Limitation on certain incurrences of indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company may incur Indebtedness, and any of its Subsidiaries may incur Indebtedness, if the Total Leverage Ratio for the most recently completed four consecutive fiscal quarters of the Company immediately preceding the applicable calculation date for which internal financial statements are available would have been equal to or less than 5.00 to 1.00.

Section 9. Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Voting and Consent Rights with Respect to Specified Matters.

(i) Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected (and shall be void ab initio) without, the affirmative vote or consent of at least two Holders not Affiliated with each other, representing a majority of the outstanding shares of Convertible Preferred Stock, if any:

(1) any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of, or Equity-Linked Security or other equity interest convertible into, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2) any amendment, modification or repeal of any provision of the Certificate of Incorporation, Bylaws or this Certificate of Designations that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii));

(3) any amendment, alteration, repeal or change to the rights, preferences or privileges of the Convertible Preferred Stock;

(4) [Reserved];

(5) except to the extent any of the following would constitute a Fundamental Change (in which case the provisions of Section 7 shall apply), the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless:

(A) the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)   the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)   the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Convertible Preferred Stock; or

(6) agree or consent to any of the actions prohibited by this Section 9(a)(i);

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(5) will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2), Section 9(a)(i)(3) or Section 9(a)(i)(6); and (y) each of the following will be deemed, without limitation, not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(a)(i)(5)(B)) and will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2), Section 9(a)(i)(3), 9(a)(i)(5) or Section 9(a)(i)(6):

(I)  any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)  the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)  the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)   Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(2) or Section 9(a)(i)(3), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1) cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith; or

(2) make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such (as determined by the Board of Directors in good faith).

(b) Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii), but without regarding to Section 10(e)(iii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock.

(c) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents.

(ii)   Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)   Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10. Conversion.

(a) Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 7(f) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 7(f); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations; and

(2) shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)   Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii)   Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Fundamental Change, in which case such Optional Conversion shall not occur until such time as such Fundamental Change has been consummated, and if such Fundamental Change is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn. For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Repurchase Upon a Fundamental Change that would have otherwise been effected in connection with such Fundamental Change and shall be deemed to occur during any related Make-Whole Fundamental Change Conversion Period.

(c) Mandatory Conversion at the Company’s Election.

(i) Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the second (2nd) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (1) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion and (2) the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion. For the avoidance of doubt, the Mandatory Conversion of any shares of Convertible Preferred Stock will constitute a Make-Whole Fundamental Change with respect to such shares of Convertible Preferred Stock pursuant to clause (B) of the definition thereof.

(ii)   Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 7(f).

(iii)   Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv) Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice. Such Mandatory Conversion Notice must state:

(1) that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;

(2) the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3) that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date;

(4) the Conversion Rate in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and

(5) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(v) Selection and Optional Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversion. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then:

(1) the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Company pro rata; and

(2) if only a portion of the Convertible Preferred Stock is subject to Mandatory Conversion and a portion of such Convertible Preferred Stock is subject to Optional Conversion, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was subject to Mandatory Conversion.

(d) Conversion Procedures.

(i) Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)   Requirements for Holders to Exercise Optional Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.

(2) Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)   Treatment of Accumulated Regular Dividends upon Conversion.

(1) No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2) Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iv) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion.

(i) Generally. Subject to Section 5(c), Section 10(e)(ii), Section 10(j) and Section 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii)   Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)   Company’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(e)(ii) or this Section 10(e)(iii)); and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by the Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 10(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 10(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.

(iv) Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(2) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)   Conversion Rate Adjustments.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or immediately before the Open of Business on such effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 10(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 10(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)   No Adjustments in Certain Cases.

(1) Certain Events. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Rate except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:

(A) except as otherwise provided in Section 10(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)   the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)   the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E)   solely a change in the par value of the Common Stock.

(iii)   Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Rate, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the effective date of any Fundamental Change and/or any Make-Whole Fundamental Change Effective Date; and (4) the occurrence of any vote of the stockholders of the Company.

(iv) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(v) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vi) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(vii)   Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Company will, as soon as reasonably practicable an no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Rate Increases.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period; provided, however, that any such increase that would reasonably be expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of at least two Holders not Affiliated with each other representing a majority of the outstanding shares of Convertible Preferred Stock.

(ii)   Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h) [Reserved].

(i) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)  from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)  for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)   Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)   Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders, including the provisions providing for the repurchase rights set forth in Section 7.

(iv) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

(j) Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(i) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a share of Convertible Preferred Stock occurs during the related Make-Whole Fundamental Change Conversion Period or in respect of the related Mandatory Conversion, as applicable, then, subject to this Section 10(j), the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	$10.000	$11.000	$12.000	$13.000	$14.000	$15.000	$16.000	$16.900	$18.000	$20.000	$22.500	$25.000	$30.000
December 15, 2021 – December 14, 2022	23.0769	20.1355	16.9675	14.3915	12.2764	10.5260	9.0669	7.9550	6.8083	5.1825	3.7400	2.7316	1.4787
December 15, 2022 – December 14, 2023	23.0769	18.4300	15.1600	12.4885	10.2950	8.4907	7.0063	5.9006	4.7956	3.3320	2.1809	1.4748	0.7150
December 15, 2023 and thereafter	23.0769	17.2655	13.8650	11.0108	8.5843	6.4973	4.6856	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(1) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a three hundred sixty five (365) or three hundred sixty six (366)-day year, as applicable; and

(2) if the Stock Price is greater than $30.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 10(j)(ii)), or less than $10.00 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Certificate of Designations, in no event will the Conversion Rate be increased to an amount that exceeds 100.0000 shares of Common Stock per $1,000 Liquidation Preference of Convertible Preferred Stock, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 10(f).

For the avoidance of doubt, (x) the sending of a Mandatory Conversion Notice will constitute a Make-Whole Fundamental Change only with respect to the shares subject to Mandatory Conversion pursuant to such Mandatory Conversion Notice, and not with respect to any other shares; and (y) the Conversion Rate applicable to the shares not subject to such Mandatory Conversion will not be subject to increase pursuant to this Section 10(j) on account of such Mandatory Conversion Notice.

(ii)   Adjustment of Stock Prices and Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 10(j)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 10(f). The numbers of Additional Shares in the table set forth in Section 10(j)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 10(f).

(iii)   Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders and the Transfer Agent of the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 10(j) in connection with such Make-Whole Fundamental Change. The Company will notify the Holders and the Transfer Agent of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in accordance with Section 10(c).

Section 11. Certain Provisions Relating to the Issuance of Common Stock.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12. Calculations.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 13. Tax Treatment. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 14. Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 15. No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

ISOS ACQUISITION CORPORATION

By:	/s/ Winston Meade
	Name:	Winston Meade
	Title:	Chief Financial Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

Isos Acquisition Corporation

Series A Convertible Perpetual Preferred Stock

[Certificate No.: [___]]	No. Shares* [___]]

Isos Acquisition Corporation, a Delaware corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*	Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, Isos Acquisition Corporation has caused this instrument to be duly executed as of the date set forth below.

ISOS ACQUISITION CORPORATION

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

Continental Stock Transfer & Trust Company, as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:

Authorized Signatory

REVERSE OF SECURITY

Isos Acquisition Corporation

The Company will furnish without charge to each stockholder who so requests, a summary of the powers, designations and preferences, or other special rights of each class of stock of the Company and the qualifications, limitations or restrictions of such preferences and rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the Certificate of Incorporation of the Company, as amended, and the Resolutions of the Board of Directors of the Company, and the authority of the Board of Directors to determine variations for future series. Such request may be made to the office of the Secretary of the Company or to the Transfer Agent. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives to give the Company a bond to indemnify it and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

This security has not been registered with the Securities and Exchange Commission or the securities commission of any State in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable federal, state and foreign securities laws. Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities.

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

______________________________________________________________________________

(Insert assignee’s social security or tax identification number)

______________________________________________________________________________

(Insert address and zip code of assignee)

Shares of the Series A Convertible Perpetual Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________

______________________________________________________________________________

agent to transfer the said shares of Series A Convertible Perpetual Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date: _________________________

Signature: _________________________

(Sign exactly as your name appears on the other side of this Series A Convertible Perpetual Preferred Stock)

Signature Guarantee: _________________________*

*	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Isos Acquisition Corporation

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to repurchase (check one):

☐	all of the shares of Convertible Preferred Stock

☐	*shares of Convertible Preferred Stock

identified by CUSIP No.                   and Certificate No.                            .

The undersigned acknowledges that the Convertible Preferred Stock, duly endorsed for transfer, must be delivered to the Transfer Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be a whole number

B-1

EXHIBIT C

OPTIONAL CONVERSION NOTICE

Isos Acquisition Corporation

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	*shares of Convertible Preferred Stock

identified by CUSIP No.   and Certificate No.  .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be a whole number.

C-1

EXHIBIT D

FORM OF RESTRICTED STOCK LEGEND

The offer and sale of this security and the shares of common stock issuable upon conversion of this security have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and this security and such shares may not be offered, sold or otherwise transferred except (a) pursuant to a Registration Statement that is effective under the Securities Act; or (b) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

D-1